                               EXHIBIT 21

                      Subsidiaries of the Registrant

     The following are the subsidiaries of the Registrant that were actively engaged in the conduct of business as of December 31, 1994 and the jurisdiction in which each is organized. The voting securities of each are all owned directly or indirectly by the Registrant, except for CDI International Limited and Career Pathways, the ownership of which is set forth below. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein.

                                                          State or
                                                          Country of
Subsidiary                                                Organization
- ----------                                                ------------
Subsidiary of the Registrant:
     CDI Corporation (a)                                  Pennsylvania

Subsidiaries of CDI Corporation:
     Aware Engineering, Inc.                              Texas
     CDI Aircraft Maintenance Personnel, Inc.             Delaware
     CDI Computer Services, Inc.(b)                       Pennsylvania
     CDI International Limited (c)(d)                     United Kingdom
     CDI Marine Company                                   Florida
     CDI Telecommunications, Inc.                         Pennsylvania
     CompData Services Corporation (e)                    Delaware
     Greenhill Corporation                                Delaware
     Innovative Information Systems, Inc.                 Massachusetts
     The M&T Company (f)                                  Pennsylvania
     Management Recruiters International, Inc. (g)        Delaware
     Midwest Technical, Inc.                              Ohio
     Modern Engineering, Inc.                             Michigan
     Spectrum Acquisition Company (h)                     Delaware
     Stubbs Overbeck & Associates, Inc. (i)               Delaware
     Todays Temporary, Inc.                               Pennsylvania
     Underground Electrical Company                       Delaware
     United Enterprises, Inc.                             Massachusetts
     Western Investments Corp.                            Delaware
     Pinpoint Systems, Inc.                               Delaware
     10553440 Ontario Limited                             Canada

Subsidiary of Aware Engineering, Inc.:
     Aware Operating Services, Inc.                       Texas

Subsidiary of CDI Aircraft Maintenance Personnel, Inc.:
     STS Services, Inc. (j)                               Nevada

Subsidiaries of Modern Engineering, Inc.:
     Modern Engineering Technical Services Co.            Michigan
     Modern Engineering Tool Construction Inc. (k)        Delaware
     Modern Prototype Company (k)                         Delaware
     Modern Engineering Interamericana S.A.               Argentina
     Modern Engineering Europe S.A.                       France

Subsidiary of CDI Marine Company:
     CDI Power Systems Group, Inc.                        Delaware

Subsidiary of Midwest Technical, Inc.:
     MTI Corporation (l)                                  West Virginia

Subsidiaries of Management Recruiters International, Inc.:
     Brownshill Corporation                               Delaware
     InterExec, Inc. (m)                                  Ohio
     MRCP, Inc.                                           Ohio
     Management Recruiters of Cuernevaca, Inc.            Ohio
     Sales Consultants, Inc.                              Ohio

Subsidiary of MRCP, Inc.:
     Career Pathways (n)                                  Ohio

Subsidiary of CDI Telecommunications, Inc.:
     CDI Personnel Services, Inc. (o)                     Pennsylvania

Subsidiary of Todays Temporary, Inc.:
     Todays Temporary, Ltd.                               Canada

Subsidiary of Todays Temporary, Ltd.:
     142760 Canada Inc. (p)                               Canada

Subsidiary of United Enterprises, Inc.:
     United Engineers, Inc. (q)                           Massachusetts

Subsidiary of United Engineers, Inc.:
     U.E. of Massachusetts, Inc.                          Massachusetts

Subsidiaries of Western Investments Corp.:
     AAAA Temporary Services, Inc.                        Oregon
     Lang Corporation                                     Nevada
     Timesavers, Inc.                                     California

Subsidiary of 10553440 Ontario Limited:
     CDI Engineering Services, Ltd.                       Canada

Subsidiary of CDI Engineering Services, Ltd.:
     CDI Technical Services, Ltd.                         Canada





(a) CDI Corporation also conducts its business using the trade names CDI Corporation-Central, Division of CDI Corporation; CDI Corpora-tion-Midwest, Division of CDI Corporation; CDI Corporation-North Central, Division of CDI Corporation; CDI Corporation-Northeast, Division of CDI Corporation; CDI Corporation-Southeast, Division of CDI Corporation; CDI Corporation-West, Division of CDI Corporation; CDI Tek Skills, Division of CDI Corporation; Innovative Information Systems; CDI Temporary Services; and CDI Information Services.

(b) CDI Computer Services, Inc. also conducts its business using the trade name of Innovative Information Systems.
(c)  CDI Corporation holds a 60% ownership interest in CDI
     International Limited.
(d) CDI International Limited also conducts its business using the trade names of Anders Glaser Wills, AGW Trade and CDI Technical Services.
(e) CompData Services Corporation also conducts its business using the trade name of Innovative Information Systems.
(f) The M&T Company also conducts its business using the trade name of The M&T Company Technical Services Company.
(g) Management Recruiters International, Inc. also conducts its business using the trade names of Management Recruiters, Sales Consultants, Office Mates 5, CompuSearch and ConferView.
(h) Spectrum Acquisition Company conducts its business using the trade name Spectrum Engineering Corporation.
(i) Stubbs Overbeck & Associates, Inc. also conducts its business using the trade name of CDI-Stubbs Overbeck.
(j) STS Services, Inc. also conducts its business using the trade name of STS Services Aviation Labor, Inc.
(k) Modern Engineering Tool Construction Inc. and Modern Prototype Company also conduct their business using the trade name Modern Engineering.
(l) MTI Corporation also conducts its business using the trade name of MTI Corporation of Kentucky.
(m) InterExec, Inc. also conducts its business using the trade names of DayStar and Sales Staffers.
(n) Career Pathways is a general partnership in which MRCP, Inc holds a 51% ownership interest.
(o) CDI Personnel Services, Inc. conducts its business using the trade name of CDI Temporary Services.
(p) 142760 Canada Inc. conducts its business using the trade names Personnel Temporaire Todays and Todays Temporary.
(q) United Engineers, Inc. also conducts its business using the trade name of U.E., Inc.